                                                                  Exhibit 14 (a)



                                POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MARY L. CAVANAUGH and KATHERINE STONER, or each of them, as his or her true and lawful attorneys-in fact and agents, to sign any and all amendments to the Registration Statement listed below, for which AIG ANNUITY INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exception from the federal securities laws; (iii) register additional annuity contracts under the federal securities law, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents of any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENT

REGISTRANT NAME                                         FILE NO.

A.G. Separate Account A                                 033-86464 / 811-08862



/S/ JAY S. WINTROB                          Director                                    May 1, 2006
----------------------------------------
Jay S. Wintrob


/S/ BRUCE R. ABRAMS                         Director, President and Chief               May 1, 2006
----------------------------------------    Executive Officer
Bruce R. Abrams


/S/ MICHAEL J. AKERS                        Director, Senior Vice President             May 1, 2006
----------------------------------------    and Chief Actuary
Michael J. Akers


 /S/ MARY L. CAVANAUGH                      Director, Senior Vice President,            May 1, 2006
----------------------------------------    General Counsel and Secretary
Mary L. Cavanaugh


/S/ N. SCOTT GILLIS                         Director, Senior Vice President             May 1, 2006
----------------------------------------    and Principal Financial Officer
N. Scott Gillis


/S/ SHARLA A. JACKSON                       Director and Executive Vice                 May 1, 2006
----------------------------------------    President - Operations
Sharla A. Jackson


/S/ KATHLEEN M. MCCUTCHEON                  Director and Vice President -               May 1, 2006
----------------------------------------    Human Resources
Kathleen M. McCutcheon


/S/ CHRISTOPHER J. SWIFT                    Director                                    May 1, 2006
----------------------------------------
Christopher J. Swift